UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 31, 2008

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 1.01	Entry Into a Material Definitive Agreement.

Item 8.01	Other Events

On August 1, 2008, LightPath Technologies, Inc. (“LightPath” or the “Company”) executed a Securities Purchase Agreement with twenty-four institutional and private investors with respect to a private placement of 8% Senior Secured Convertible Debentures (the “Debentures”). The sale of the Debentures generated gross proceeds of approximately $2,929,000.

On December 31, 2008, the Company and the Debenture holders executed the First Amendment to the Debentures. The amendment was entered into in connection with a conversion (the “Conversion”) by each Debenture holder of 25% of the principal amount of the Debentures held by such holder into the Company’s Class A common stock, $.01 par value (the “Common Stock”). The material terms of the amendment are as follows:

(a) The interest conversion rate for the Debentures was modified;

(b) Accrued interest on the unconverted and outstanding principal amount of each Debenture for the period from October 1, 2008 through December 31, 2008 (the “Accrued Interest”) would be paid as of December 31, 2008, and following the Conversion all interest that would have accrued on the unconverted principal amount of each Debenture from January 1, 2009 through the stated maturity date of the Debenture would be prepaid (the “Prepaid Interest”);

(c) The limitation that the market price of the Common Stock be at least $1.40 before the Company could pay interest in Common Stock was eliminated such that the Company could make all interest payments in Common Stock, including the Accrued Interest and the Prepaid Interest.

Based upon the amendment, each of the Debenture holders consummated the Conversion as of December 31, 2008, at conversion price per common share of $1.54. The Company issued a total of 475,496 shares of Common Stock in connection with the Conversion. In addition, the Company issued to the Debenture holders 76,079 shares of Common Stock in payment of the Accrued Interest and 589,613 shares of Common Stock in payment of the Prepaid Interest. Finally, in consideration of the Conversion, the Company issued to the Debenture holders warrants to purchase up to 366,699 shares of Common Stock. The warrants are exercisable for a period of five years beginning on December 31, 2008, and are exercisable at a price of $0.87 per share. If all of the warrants were exercised, the Company would receive additional proceeds in the amount of $319,028.

Among the investors were Steven Brueck, J. James Gaynor, Louis Leeburg, Robert Ripp and Gary Silverman, all of whom are directors or officers of LightPath.

The First Amendment executed by the Company and the Debenture holders, and the form of warrant issued by the Company to the Debenture holders in connection with the Conversion are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: January 6, 2009	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-4.7	First Amendment to 8% Senior Secured Convertible Debenture Due August 1, 2011, dated as of December 31, 2008, between the Company and debenture holders (Filed herewith.)

EX-4.8	Form of Common Stock Purchase Warrant dated as of December 31, 2008, issued by the Company to debenture holders (Filed herewith.)